UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2012

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-16459	76-0669886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 4, 2012, Kinder Morgan Management, LLC (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”).  Pursuant to the terms of the Agreement, the Company may sell from time to time through Credit Suisse, as the Company’s sales agent, the Company’s shares representing limited liability company interests  having an aggregate offering price of up to $500,000,000 (the “Shares”).  Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between the Company and Credit Suisse.

Under the terms of the Agreement, the Company may also sell Shares from time to time to Credit Suisse as principal for its own account at a price to be agreed upon at the time of sale.  Any sale of Shares to Credit Suisse as principal would be pursuant to the terms of a separate terms agreement between the Company and Credit Suisse.

The Shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-179814).

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and this description of the Agreement is qualified in its entirety by reference to such exhibit.  The Agreement is also filed with reference to, and is incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1           Equity Distribution Agreement, dated May 4, 2012, between Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and Credit Suisse Securities (USA) LLC.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

Dated: May 4, 2012	By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 4, 2012, between Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc. and Credit Suisse Securities (USA) LLC.